Exhibit 10.10

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of September 23, 2020, among TPG Pace Tech Opportunities Corp., a Cayman Islands exempted limited company (the “Company”), and other third parties (each, a “Purchaser”, and collectively, the “Purchasers”). The amount of Units (as defined below) subject to forward purchase by each Purchaser will be set forth, from time to time, in an appendix hereto (as may be amended from time to time without further input from the Company).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 45,000,000 units (or 51,750,000 units if the IPO over-allotment option is exercised in full), which amounts may be adjusted in connection with the Company’s marketing efforts relating to the IPO (the units so issued in the IPO, including any units issued in connection with an over-allotment exercise, are referred to herein as the “Units”), at a price of $10.00 per Unit, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Units, the “Public Shares”), and one-fifth of one redeemable warrant (a “Redeemable Warrant”), where each whole Redeemable Warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, TPG Holdings III, L.P. (“TPG Holdings III”), a Delaware limited partnership, will enter into a forward purchase agreement, pursuant to which, immediately prior to consummation of the Company’s Business Combination (the “Business Combination Closing”)), the Company shall issue and sell to TPG Holdings III, and TPG Holdings III shall purchase in the aggregate from the Company, on a private placement basis, no less than $50,000,000 of forward purchase securities, consisting of 5,000,000 Class A Shares at a price of $10.00 per Class A Share, plus an aggregate of 1,000,000 forward purchase warrants to purchase one Class A Share at $11.50 per share, at an aggregate purchase price of $50,000,000; and

WHEREAS, pursuant to this Agreement, immediately prior to the Business Combination Closing), the Purchasers shall purchase in the aggregate from the Company, on a private placement basis, up to $100,000,000 of forward purchase securities, consisting of up to 10,000,000 Class A Shares at a price of $10.00 per Class A Share (the “Forward Purchase Shares”), plus an aggregate of up to 2,000,000 forward purchase warrants to purchase one Class A Share at $11.50 per share (such warrants, together with the Forward Purchase Shares, the “Forward Purchase Securities”), at an aggregate purchase price of up to $100,000,000 (the “Forward Purchase Price”), in accordance with Section 1 herein and otherwise in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Sale and Purchase.

(a)    Forward Purchase Securities.

(i)    Forward Purchase. As provided in this Agreement, immediately prior to the Business Combination Closing, the Purchasers shall purchase up to $100,000,000 of Forward Purchase Securities, consisting of up to 10,000,000 Forward Purchase Shares at a price of $10.00 per Forward Purchase Share, together with an aggregate of up to 2,000,000 Forward Purchase Warrants, and each Purchaser shall severally and not jointly purchase such number of Forward Purchase Shares and Forward Purchase Warrants as set forth on such Purchaser’s signature page (the “Forward Purchase”). The Forward Purchase shall be effectuated, if at all, in one or more private placements of Forward Purchase Securities. The Forward Purchase is subject to the approval of the Company’s board of directors (“Board of Directors”). The Company and the Purchasers may determine, by mutual agreement, to increase the number of Forward Purchase Securities at any time prior to the Company’s Business Combination.

(ii)    The Company shall require the Purchasers to purchase the Forward Purchase Securities by delivering notice (a “Notice”) to each Purchaser, at least ten (10) Business Days before the funding of the Forward Purchase Price, specifying the anticipated date of the Business Combination Closing. At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in each Notice, each Purchaser shall fund the Forward Purchase Price in an amount set forth in each respective Notice in full in free and clear funds (to an account notified by the Company to the Purchaser). If the Business Combination Closing does not occur within ten (10) days after the Purchasers fund the Forward Purchase Price in full, each respective amount of the Forward Purchase Price shall automatically return to each respective Purchaser, provided that the return of the Forward Purchase Price shall not terminate the Agreement or otherwise relieve any party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. Each Purchaser’s obligation to consummate the Forward Purchase set forth in this Section 1(a)(ii) shall not be transferable or assignable by each Purchaser.

(iii)    The closing of the sale of the Forward Purchase Securities by each Purchaser (the “Forward Closing”) shall be held on the same date and immediately prior to the Business Combination Closing. At the Forward Closing, the Company shall issue to each Purchaser the Forward Purchase Securities, equal to the amount of the Forward Purchase set forth in each Notice.

(iv)    At the Forward Closing, if agreed by the Purchaser and TPG Pace Tech Opportunities Sponsor, Series LLC, in writing in connection with the Purchaser entering into this Agreement, the Company shall also issue to each such Purchaser, on a private placement basis, upon payment of the Forward Purchase Price, an additional number of Class A Shares (the “Additional Shares” and, together with the Forward Purchase Securities, the “Securities”).

(v)    At the Forward Closing, upon payment of the Forward Purchase Price, the Company shall issue the Securities to the Purchasers in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of each Purchaser, or to a custodian designated by each Purchaser, as applicable, pursuant to written instructions delivered by each Purchaser.

(b)    Legends. Each book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)    Certificates. The Company shall cooperate with a Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Securities and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(b).

(d)    Legend Removal. If the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchasers’ request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b) and Section 1(c). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

2.        Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)    Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)    Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than another Purchaser) to sell, transfer or grant participations to such Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)    Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of the Securities is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Securities.

(h)    No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)    High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)    Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)    No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l)    Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)    Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(n)    Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(o)    Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Northland Securities, Inc. and Siebert Williams Shank & Co., LLC or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(p)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.        Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)    Organization and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)    Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)    200,000,000 Class A Shares, par value $0.0001 per share, none of which are issued and outstanding.

(ii)    20,000,000 Class F ordinary shares of the Company, par value $0.0001 per share (the “Class F Shares”), 20,000,000 of which are issued and outstanding as of the date hereof. All of the issued and outstanding Class F Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)    1,000,000 preferred shares, par value $0.0001 per share, none of which are issued and outstanding.

(c)    Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement and to issue the Securities, and the securities issuable upon conversion of exercise of the Securities, has been taken or will be taken prior to the Forward Closing, including all corporate action required to authorize the issuance of the related Redeemable Warrants. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Securities and the securities issuable upon conversion or exercise of the Securities has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)    Valid Issuance of Securities.

(i)    The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Securities and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Securities and the securities issuable upon conversion or exercise of the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)    Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Charter or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)    Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)    No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(i)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.        Registration Rights

(a)    Registration. The Company agrees that the Purchasers shall have the registration rights set forth on Exhibit A.

(b)    Indemnification.

(i)    The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Purchaser (to the extent a seller under a Forward Registration Statement (as defined in Exhibit A)), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Purchaser, each person who controls each Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in a Forward Registration Statement, any prospectus included in a Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding a Purchaser furnished in writing to the Company by such Purchaser expressly for use therein.

The Company shall notify such Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Company.

(ii)    Each Purchaser shall, severally and not jointly with any other selling shareholder named in a Forward Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in a Forward Registration Statement, any prospectus included in a Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.        Additional Agreements and Acknowledgements of the Purchasers.

(a)    Trust Account.

(i)    Each Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares, if any, held by it.

(ii)    Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it. In the event a Purchaser has any Claim against the Company under this Agreement, such Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(b)    Voting. Each Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If a Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, such Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by such Purchaser a limited irrevocable power of attorney to effect such vote on behalf of such Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(c)    No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), each of such foregoing instruments that is naked short, and short sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers.

6.        Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and the Redeemable Warrants on the New York Stock Exchange (or another national securities exchange).

7.        Forward Closing Conditions.

(a)    The obligation of each Purchaser to purchase the Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)    (A) With respect to the Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Securities and (B) with respect to the Forward Closing occurring prior to the date of the Business Combination Closing, the Company shall not have delivered to each Purchaser a revocation of the Notice with respect to such Forward Purchase;

(ii)    The Company shall have delivered to such Purchasers a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Forward Closing;

(iii)    The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(v)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Securities.

(b)    The obligation of the Company to sell the Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)    (A) With respect to the Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Securities and (B) with respect to the Forward Closing occurring prior to the date of the Business Combination Closing, Company shall not have delivered to each Purchaser a revocation of the Notice with respect to such Forward Purchase;

(ii)    The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)    The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Forward Closing; and

(iv)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Securities.

8.        Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)    by mutual written consent of the Company and the Purchaser; or

(b)    automatically:

(i)    if the IPO is not consummated on or prior to December 31, 2020; or

(ii)    if the Business Combination is not consummated within 24 months from the IPO Closing, unless extended upon approval of the Company’s shareholders in accordance with the Charter.

In the event of any termination of this Agreement pursuant to this Section 8, any Forward Purchase Price (and interest thereon, if any), if previously paid, and each Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchasers, the Company shall ensure appropriate instruments are executed to ensure that the any holder of Class A Shares issued in the IPO will have no claim to such funds, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each of the parties shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.        General Provisions.

(a)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

TPG Pace Tech Opportunities Corp.,

301 Commerce St., Suite 3300,

Fort Worth, TX 76102

Attention: Jerry Neugebauer and Michael LaGatta

E-mail: officeofthegeneralcounsel@tpg.com

with a copy to the Company’s counsel at:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Alexander D. Lynch, Esq.

E-mail: Alex.Lynch@weil.com

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)    Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a share dividend or share split, or any other dividend however described, the Securities and the Forward Purchase Price will be adjusted to account for such changes.

(d)    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or (subject to Section 9 herein) the termination hereof.

(e)    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party.

(h)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)    Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k)    Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l)    Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and each Purchaser.

(n)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)    Expenses. Each of the Company and each Purchaser will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(p)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)    Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(s)    Specific Performance. Each Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[●]

By:
Name:
Title:

Address for Notices:

E-mail:

COMPANY:

TPG PACE TECH OPPORTUNITIES CORP.

By:	/s/ Karl Peterson
Name: Karl Peterson
Title: Non-Executive Chairman and Director

[To be completed by the Company]

Number of Forward Purchase Shares:

Number of Forward Purchase Warrants:

Aggregate Purchase Price for Forward Purchase Securities:	$

[Signature Page to Forward Purchase Agreement]

EXHIBIT A

REGISTRATION RIGHTS

1.    The Company shall (i) use commercially reasonable efforts to file within thirty (30) calendar days after the Business Combination Closing (the “Filing Date”) a registration statement on Form S-3, or if the Company is ineligible to use Form S-3, on Form S-1, for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Forward Registration Statement”) of (x) the Class A Shares and Redeemable Warrants (and underlying Class A Shares) comprising the Securities, (y) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a share dividend or share split or by way of a conversion from a warrant, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization and (z) any other shares or warrants of the Company that the Purchasers may have purchased in the open market (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; (ii) to use commercially reasonable efforts to cause a Forward Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Business Combination Closing and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided however, that the Company’s obligation to include the Registrable Securities in the Forward Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Forward Registration Statement during any customary blackout or similar period or as permitted hereunder. The Company shall maintain each Forward Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Forward Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Forward Registration Statement. In the event the Company files a Forward Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Exhibit A.

2.    The Company further agrees that, in the event that the Forward Registration Statement has not been declared effective by the SEC by the Effectiveness Date, (a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a

Exhibit A-1

“Default Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the Registration Default shall not have been cured by such date) until the Registration Default is cured, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate Forward Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities held by the Purchaser on the Default Date; provided, however, that if the Purchaser fails to provide the Company with any information requested by the Company that is required to be provided in such Forward Registration Statement with respect to the Purchaser as set forth herein, then, for purposes of this Exhibit A, the Filing Date or Effectiveness Date, as applicable, for a Forward Registration Statement with respect to the Purchaser shall be extended until two (2) Business Days following the date of receipt by the Company of such required information from the Purchaser; and in no event shall the Company be required hereunder to pay to the Purchaser pursuant to this Agreement an aggregate amount that exceeds 5.0% of the aggregate Forward Purchase Price paid by the Purchaser for its Registrable Securities. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver the cash payment to the Purchaser with respect to any Liquidated Damages by the fifth Business Day after the date payable. If the Company fails to pay said cash payment to the Purchaser in full by the fifth Business Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Purchaser, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude any Purchaser from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Exhibit A in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to the Purchaser with respect to any period during which all of such Purchaser’s Registrable Securities may be sold by the Purchaser without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Notwithstanding the foregoing, any failure by the Company to have the Forward Registration Statement declared effective by the SEC by the Effectiveness Date as a result of the unavailability of Form S-3 for the registration of the Registrable Securities will not result in a Registration Default or the Company being obligated to pay or any Purchaser being entitled to receive any liquidated damages.

3.    In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Forward Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable

Exhibit A-2

Forward Registration Statement or any subsequent shelf Forward Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Registrable Securities or (ii) the date all Registrable Securities held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Forward Registration Statement. The period of time during which the Company is required hereunder to keep a Forward Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise the Purchaser within five (5) Business Days:

(1) when a Forward Registration Statement or any amendment thereto has been filed with the SEC and when such Forward Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the SEC for amendments or supplements to any Forward Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the SEC of any stop order suspending the effectiveness of any Forward Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Forward Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Forward Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Forward Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Forward Registration Statement or a supplement to the

Exhibit A-3

related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Existing Parent Class A Shares issued by the Company have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchaser to sell the Registrable Securities under Rule 144.

4.    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Forward Registration Statement, and from time to time to require the Purchaser not to sell under the Forward Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s Board of Directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Forward Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Forward Registration Statement would be expected, in the reasonable determination of the Company’s Board of Directors, upon the advice of legal counsel, to cause the Forward Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Forward Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Forward Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Purchaser agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Forward Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Purchaser is required to retain a copy of

Exhibit A-4

such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

5.    The Purchaser may deliver written notice (including via email) (an “Opt-Out Notice”) to the Company requesting that the Purchaser not receive notices from the Company otherwise required by this Section 5; provided, however, that the Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Purchaser and the Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Purchaser’s intended use of an effective Forward Registration Statement, the Purchaser will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5) and the related suspension period remains in effect, the Company will so notify the Purchaser, within one (1) Business Day of the Purchaser’s notification to the Company, by delivering to the Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide the Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

Exhibit A-5